EXHIBIT 99.1
For additional information, please contact US Airways Media Relations at 480-693-5729.

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS APRIL TRAFFIC
     TEMPE, Ariz., May 3, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported April and year-to-date traffic results for 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were 2 billion, down 1.2 percent from April 2005. Capacity was 2.5 billion available seat miles (ASMs), down 2.3 percent from April 2005. The passenger load factor for April was 82.6 percent versus 81.7 percent in April 2005.
     For US Airways mainline operated flights, RPMs for April 2006 were 3.2 billion, a decrease of 9 percent from April 2005. Capacity was 3.8 billion ASMs, down 16.2 percent from April 2005. The passenger load factor for the month of April was 82.4 percent versus 75.9 percent in April 2005.
     Executive Vice President, Sales and Marketing Scott Kirby said, “Our traffic results for April 2006 were very strong. Our load factor increased 4.9 points to 82.0% and on a consolidated (mainline and express) basis, we posted year-over-year passenger revenue per available seat mile improvements of over 25 percent.”
     Until US Airways operates under one certificate, data for America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express consisting of PSA Airlines, Piedmont Airlines and US Airways’ MidAtlantic division will continue to report separate data. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express, combined operational information will also be reported.
     The following summarizes US Airways Group, Inc., America West, US Airways mainline and US Airways Express April and year-to-date results for 2006 and 2005:

Combined US Airways Group

	2006	2005	% Change

REVENUE PSGR MILES (000)	5,453,151	5,849,789	-6.8
Domestic	4,544,080	4,899,882	-7.3
International	909,071	949,907	-4.3

AVAILABLE SEAT MILES (000)	6,647,091	7,589,117	-12.4
Domestic	5,511,583	6,361,388	-13.4
International	1,135,508	1,227,729	-7.5

LOAD FACTOR (%)	82.0	77.1	4.9 PTS
ENPLANEMENTS	5,803,406	6,384,776	-9.1

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	20,144,561	21,900,251	-8.0
Domestic	16,903,725	18,436,625	-8.3
International	3,240,836	3,463,626	-6.4

AVAILABLE SEAT MILES (000)	26,024,475	29,320,439	-11.2
Domestic	21,612,631	24,771,735	-12.8
International	4,411,844	4,548,704	-3.0

LOAD FACTOR (%)	77.4	74.7	2.7 PTS
ENPLANEMENTS	21,590,834	23,837,830	-9.4

America West

	2006	2005	% Change

REVENUE PSGR MILES (000)	2,038,951	2,063,462	-1.2
Domestic	1,977,592	1,983,717	-0.3
International	61,359	79,745	-23.1

AVAILABLE SEAT MILES (000)	2,468,165	2,526,237	-2.3
Domestic	2,385,558	2,420,935	-1.5
International	82,607	105,302	-21.6

LOAD FACTOR (%)	82.6	81.7	0.9 PTS
ENPLANEMENTS	1,816,840	1,847,557	-1.7

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	7,699,234	7,734,505	-0.5
Domestic	7,422,168	7,418,843	0.0
International	277,066	315,662	-12.2

AVAILABLE SEAT MILES (000)	9,667,592	9,827,398	-1.6
Domestic	9,295,467	9,414,957	-1.3
International	372,125	412,441	-9.8

LOAD FACTOR (%)	79.6	78.7	0.9 PTS
ENPLANEMENTS	6,908,330	7,019,720	-1.6

US Airways Mainline

	2006	2005	% Change

REVENUE PSGR MILES (000)	3,160,189	3,472,706	-9.0
Domestic	2,312,477	2,602,544	-11.1
International	847,712	870,162	-2.6

AVAILABLE SEAT MILES (000)	3,836,419	4,576,427	-16.2
Domestic	2,783,518	3,454,000	-19.4
International	1,052,901	1,122,427	-6.2

LOAD FACTOR (%)	82.4	75.9	6.5 PTS
ENPLANEMENTS	3,192,936	3,693,788	-13.6

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	11,456,595	13,118,851	-12.7
Domestic	8,492,825	9,970,887	-14.8
International	2,963,770	3,147,964	-5.9

AVAILABLE SEAT MILES (000)	14,867,018	17,762,593	-16.3
Domestic	10,827,299	13,626,330	-20.5
International	4,039,719	4,136,263	-2.3

LOAD FACTOR (%)	77.1	73.9	3.2 PTS
ENPLANEMENTS	11,693,208	13,947,056	-16.2

US Airways Express — Piedmont
Airlines, PSA Airlines & US Airways’
MidAtlantic division

	2006	2005	% Change

REVENUE PSGR MILES (000)	254,011	313,621	-19.0

AVAILABLE SEAT MILES (000)	342,507	486,453	-29.6

LOAD FACTOR (%)	74.2	64.5	9.7 PTS
ENPLANEMENTS (includes Caribbean)	793,630	843,431	-5.9

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	988,732	1,046,895	-5.6

AVAILABLE SEAT MILES (000)	1,489,865	1,730,448	-13.9

LOAD FACTOR (%)	66.4	60.5	5.9 PTS
ENPLANEMENTS	2,989,296	2,871,054	4.1
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments from the month of April:
•	Completed the previously announced redemption of approximately $112 million in principal amount of America West Holdings, Inc.’s 7.50 percent convertible senior notes due 2009.

•	Announced the completion of a $1.25 billion debt refinancing transaction. The new loan, which was underwritten by GE Commercial Finance and Morgan Stanley Senior Funding, will bear interest at LIBOR plus 3.50 percent. The margin over LIBOR is reduced as the loan is paid down and can be as low as LIBOR plus 2.50 percent if the loan balance is $600 million or less.

•	The Coca-Cola Company will be the exclusive provider of soft drinks on all US Airways flights as the two companies recently reached a multi-year deal. All US Airways mainline and US Airways Express flights will transition to Coca-Cola products this summer. Coca-Cola will also provide the airline with an array of juices and bottled water as well.
     America West and US Airways now report combined operational performance numbers to the Department of Transportation. For the month of April 2006, US Airways will report a domestic on-time performance of 80.1 percent and a completion factor of 99.5 percent.

     For additional information regarding the airline’s current cost per available seat mile (CASM) guidance, fuel hedging positions, and estimated capital expenditures for 2006, please visit the investor relations update, which is located in the “About AWA” section of the airline’s Web site at www.usairways.com or www.americawest.com.The investor relations update page also includes our fleet plan for 2006.
     US Airways and America West’s recent merger creates the fifth largest domestic airline employing approximately 35,000 aviation professionals and serving more than 230 destinations. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com. (LCCT)
     US Airways is a member of Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, South African Airways, Spanair, SWISS, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,500 daily flights to 842 destinations in 152 countries.
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group (the “Company”), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s

Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com.
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